EXHIBIT 10.2

SHARED SERVICES AGREEMENT

Shared Services Agreement (the "Agreement") dated as of January 1, 2002 by and among Gould Investors L.P. ("Gould"), a Delaware limited partnership; BRT Realty Trust ("BRT"), a Massachusetts business trust; One Liberty Properties, Inc., a Maryland corporation ("OLP"); Majestic Property Management Corp., a Delaware corporation ("MPMC"); Majestic Property Affiliates, Inc., a New York corporation ("Majestic"); and REIT Management Corp., a New York corporation ("REIT").

WHEREAS, Gould has been providing to the parties to this Agreement (Gould and such entities being referred to collectively herein as the "Affiliated Entities" and individually as an "Affiliated Entity") certain facilities and executive and administrative services and the Affiliated Entities desire that Gould continue to provide such facilities and services to them, on the terms and subject to the conditions set forth herein;

WHEREAS, one or more of the Affiliated Entities provides facilities and services to the other Affiliated Entities and it is the desire of the parties hereto that the provision of such services shall continue, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth below, and other good and valuable consideration, the parties agree as follows:

1. Services

(a) Gould has provided and shall continue to provide to each Affiliated Entity the following services (each a "Service" and, collectively, the "Services"):

(i) Office Space. A portion of the office facility currently occupied by Gould to conduct its business, including, without limitation, utilities, maintenance services, office furnishings and equipment, and other associated facilities and services. The portion of the office facility provided to each Affiliated Entity shall be reasonable in light of the reasonable requirements of Gould and the Affiliated Entities.

(ii) Administration. Executive, legal, accounting, administrative and clerical personnel and required administrative, secretarial and clerical services including, but not limited to, office supplies and services, payroll, payroll taxes, employee benefits, billing and collection services, and financial reporting services comparable to those currently provided for the Affiliated Entities.

(iii) Mailroom Services. All services necessary to continue current mailroom services, including, without limitation, all licenses, postage meters, postage accounts, postage stamps, courier and express mail delivery services.

(iv) Telecommunications Services. All services necessary to maintain current telecommunications services, including, without limitation, telephones, telephone line services, wireless telephones, wireless services, telephone calls, facsimile equipment and related maintenance contracts and T1 line and service for internet communications.

(v) Computer Services. Data processing services and personal computer services, including without limitation data process operators and software for use in connection with such services.

(b) Certain of the Affiliated Entities provide the following Services to other Affiliated Entities, which the Affiliated Entity providing such Services shall continue to provide:

(i) Office Space. A portion of its office facility including utilities, maintenance services, office furnishing and equipment and other associated facilities and services. The portion of the office facility provided shall be reasonable in light of the reasonable requirements of each Affiliated Entity involved in providing and using such office facility.

(ii) Administration. Executive, accounting, administrative and clerical personnel, including but not limited to payroll, payroll taxes, employee benefits comparable to those currently being provided.

(c) Gould and each Affiliated Entity providing Services shall use its commercially reasonable efforts to provide the Services required to be provided by it in a timely and efficient manner, and shall assign to each of the Services substantially the same priority as assigned to similar services performed in its own operations.

2. Term

2.1 The term of this Agreement shall commence as of January 1, 2002 and shall continue until December 31, 2002, unless earlier terminated or extended in accordance with the provisions of this Section 2.

2.2 The term of this Agreement will automatically be extended for additional one-year periods unless terminated by Gould as to one or more Affiliated Entities upon written notice given to the Affiliated Entity to be terminated at least three (3) months prior to the scheduled termination date.

2.3 Any one of the Affiliated Entities, other than Gould, may withdraw from this Agreement , at any time during the term hereof, upon three (3) months' prior written notice to each of the other Affiliated Entities.

3 Fees and payment for the Services

3.1 (a) In consideration of the provision of Services to the Affiliated Entities, each Affiliated Entity shall pay to Gould and to any other Affiliated Entity providing Services, on a quarterly basis, its allocated share of the cost of all such Services ("Allocated Expenses") based on the following formula:

(i) The total amount paid by Gould and any other Affiliated Entity for all salaries, payroll taxes, and benefits and all other payroll related expenses (collectively, "Payroll Expenses") shall be determined for each quarter annual period.

(ii) The total amount paid by Gould and any other Affiliated Entity for all other costs, including, without limitation, rent, utilities, cost of supplies, mail room expenses, computer use, communication costs, and all other operating costs (collectively, "Overhead Costs") shall be determined for each quarter annual period.

(iii)Each executive and administrative employee of the Affiliated Entities performing services for more than one Affiliated Entity in any quarter shall complete and deliver to the accounting personnel of Gould a timesheet (in the form prepared by Gould) in which such employee shall set forth the percentage of the employee's working time in the applicable quarter devoted to the business and affairs of each Affiliated Entity.

(iv) The Payroll Expense of each employee for the applicable quarter shall be allocated to each Affiliated Entity based on the time devoted by such employee, as set forth in the timesheet, to the business and affairs of any one or more Affiliated Entities.

(v) All Overhead Costs for the applicable quarter, shall be allocated to each Affiliated Entity by multiplying the Overhead Costs for the quarter by a fraction, the numerator of which shall be the time devoted by all personnel to the affairs of an Affiliated Company and the denominator of which is the time devoted by all reporting personnel to the affairs of all Affiliated Companies. Additionally, each Affiliated Entity shall reimburse Gould and the Affiliated Entities providing services on a quarterly basis for all reasonable out-of-pocket expenses incurred by Gould or any Affiliated Entity, on behalf of an Affiliated Entity. Such Allocated Expenses and out-of-pocket expenses, shall be payable within thirty (30) days of the end of each quarter annual period.

(b) The Payroll Expenses and Overhead Costs attributable to Secretary or clerical person who shall not be required to complete time sheets shall be allocated based on the timesheets of the executive for who such secretary or clerical person directly works and accounting personnel shall be allocated based on the determination of the chief accounting officer of each Affiliated Entity.

4. Obligations and Relationship

The relationship established hereunder between the parties shall not be construed as a partnership, joint venture or other form of joint enterprise. Except as specifically authorized by a party hereto, no party shall be authorized to make any representations or to create or assume any obligation or liability in respect or on behalf of the other party, and this Agreement shall not be construed as constituting either party as the agent of the other party.

5. Limited Liability: Indemnification

5.1 Neither Gould nor any Affiliated Entity shall be liable to any other Affiliated Entity for any loss, claim, expense or damage, or any act or omission performed or omitted by it hereunder so long as its act or omission does not constitute fraud, bad faith or gross negligence. In no event shall Gould or any Affiliated Entity be liable for indirect, special consequential or exemplary damages. Neither Gould nor any Affiliated Entity providing services shall be liable to any other Affiliated Entity for the consequences of any failure or delay in performing any such Services if such failure shall be caused by labor disputes, strikes or other events or circumstances beyond such person's control.

5.2 In any action, suit or proceeding (other than an action by or in the right of Gould or any Affiliated Entity providing Services,) to which Gould or any Affiliated Entity providing Services, or any of their respective agents or employees performing Services hereunder (the "Indemnitee") was or is a party by reason of its performance or non-performance of Services, all Affiliated Entities shall indemnify the Indemnitee and hold the Indemnitee harmless from and against expenses, judgments, fines and amounts paid (with the consent of the other party) in settlement actually and reasonably incurred by the Indemnitee in connection therewith if the Indemnitee acted in good faith and provided that the Indemnitee's conduct does not constitute gross negligence, fraud or intentional misconduct. Any indemnification pursuant to this paragraph shall be allocated among Affiliated Entities in as equitable and reasonable a manner as is practicable.

6. Confidentiality

Any and all information obtained by any party in connection with the Services contemplated by this Agreement shall be held in the strictest confidence and not disclosed to any other person without the written consent of the other party.

7. Notices

All notices and other communications permitted or required hereunder shall be in writing and shall be deemed given when delivered by hand to an officer of the other party.

8. Binding Effect

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors.

9. No Third Party Beneficiaries

This Agreement is solely for the benefit of the parties hereto and shall not confer upon third parties any remedy, claim, cause of action or other right in addition to those existing without reference to this Agreement.

10. Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to these matters.

11. Assignment; Amendment; Waiver

This Agreement is not assignable except to a successor to the business of Gould or any Affiliated Entity. Neither the rights nor the duties arising hereunder may be assigned or delegated. This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with the amendment or waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

12. Governing Law

This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

13. Headings

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have caused in this Agreement to be duly executed as of the date and year first above written.

GOULD INVESTORS L.P.

By: Georgetown Partners, Inc.

By:	s/
Matthew Gould, President

BRT REALTY TRUST

By:	s/
Jeffrey Gould, President

ONE LIBERTY PROPERTIES, INC.

By:	s/
Jeffrey Fishman, President

MAJESTIC PROPERTY MANAGEMENT CORP.

By:	s/
Daniel Lembo, President

MAJESTIC PROPERTY AFFILIATES CORP.

By:	s/
Robert Huhem, President

REIT MANAGEMENT CORP.

By:	s/
Fredric H. Gould, President

ADDENDUM TO SHARED SERVICES AGREEMENT

The Shared Services Agreement, dated as of January 1, 2002, sets forth the allocation of expenses among the Affiliated Entities, which allocation has been in existence and applied for many years in the same manner as is set forth in the Shared Services Agreement. BRT and OLP are entities whose shares are publicly traded, with the shares of BRT and OLP being listed for trading on The New York Stock Exchange and The American Stock Exchange, respectively. This Addendum is intended to clarify certain provisions of the Shared Services Agreement and the relationship between the Affiliated Entities and particularly the relationship between Gould and BRT and OLP in view of the fact that Gould is the primary provider of executive and administrative personnel for the benefit of BRT and OLP. Accordingly, the following clarifications of the Shared Services Agreement are set forth and to the extent that the provisions of the Addendum amend the Shared Services Agreement this addendum shall be deemed an amendment thereof:

1. The executive and administrative personnel provided to BRT and to OLP by Gould (and any other Affiliated Entity) are leased to and hired by OLP and BRT, and Gould (and any other Affiliated Entity providing personnel to BRT or OLP) is responsible for such persons compensation, including federal, state and local payroll taxes, FICA payments, etc.

2. With respect to personnel hired by BRT and OLP from Gould or any other Affiliated Entity, the Compensation Committees of BRT and OLP, respectively and the Board of Trustees of BRT or the Board of Directors of OLP, respectively, in their sole and absolute discretion may grant to one or more of the executive and administrative personnel provided to them stock options under one or more of the stock option plans of either of said entities. The granting of options by either BRT or OLP may be made notwithstanding the expenses allocated to either BRT or OLP by Gould or any other Affiliated Entity for the salary and payroll taxes of any personnel provided to either BRT or OLP.

3. If any executive or administrative personnel are "leased" to BRT or OLP by Gould or any other Affiliated Entity, BRT or OLP in their sole and absolute discretion may reject any such person prior to the commencement of any activities or services, and any such person may be discharged by BRT or OLP at any time during the course of the provision of such services, and the entity to which such individual or individuals shall be assigned (BRT, OLP or any other Affiliated Entity) shall control the functions and activities of such individual in the performance of services. Gould and the Affiliated Entity providing the personnel shall have the right and power to discharge such individual at any time, provided, however, Gould and the Affiliated Entity providing the personnel shall in all events comply with the provisions of paragraph 1 of the Shared Services Agreement.

4. Any Affiliated Entity shall have the right at any time to determine and/or dispute the amount allocated to it, pursuant to the Shared Services Agreement. If any Affiliated Entity is not satisfied with the amount allocated to it or the economic value attributable to the services provided, including, without limitation, services performed by an individual leased to an Affiliated Entity, then the dissatisfied Affiliated Entity shall set forth in writing (a "Complaint") the issues which it disputes and the reasonable value, in its judgment, of the services provided or performed and shall provide the Complaint to Gould or the other Affiliated Entity involved. If the Affiliated Entities involved cannot agree upon a fair value for such services within a period not to exceed forty-five days from the receipt of the Complaint by the Affiliated Entity providing the services, then the dissatisfied Affiliated Entity may commence an arbitration before the American Arbitration Association ("AAA") to determine the fair value of the services provided. Any such arbitration must be commenced within six months of the expiration of the forty-five day period and shall be held in the County of Nassau, before an independent arbitrator selected in accordance with the rules of the American Arbitration Association whose decision in connection therewith shall be final and binding upon the parties. Each Affiliated Entity involved shall bear an equal portion of the costs incurred in such arbitration. If the procedure set forth is not followed the allocation as made shall be conclusively binding on all parties.

5. In view of the fact that each Affiliated Entity provides the same or substantially similar employment benefits, each individual employed by one Affiliated Entity who is providing services for the benefit of another Affiliated Entity is in receipt of the same or substantially similar employment benefits as is provided to the employees of the Affiliated Entity receiving such services.

6. Pursuant to the Shared Services Agreement, payment for the services provided is made on a periodic basis. The allocated expenses for the compensation of any personnel has and shall continue to include the payroll of any individual whose services are provided, including all payroll taxes, FICA, etc.